Paramco Financial Acquires Alliance Capital Group

DENVER, CO July 31, 2003 -- Paramco Financial Group, Inc. (OTC BB:PFDE.OB - News), a corporate financial services firm specializing in the development and placement of private debt and equity projects and commercial equipment leasing transactions, announced today that it has acquired all of the issued and outstanding shares of Alliance Capital Group, Inc., a Delaware corporation.

Pursuant to the Purchase Agreement dated July 17, 2003, Paramco Financial acquired Alliance Capital Group, Inc., from Jimmy L. Pfeffer, Jr. in exchange for restricted common stock in Paramco in a transaction that closed on July 25, 2003. Alliance Capital Group is a recently-formed Dallas-based company that is engaged in the business of purchasing and collecting delinquent credit card debt. Alliance will continue to operate as a wholly-owned subsidiary of the Company with Mr. Pfeffer remaining in his position of its sole Director, President and Secretary/Treasurer.

Jimmy L. Pfeffer, Jr., President of Alliance Capital Group, stated, "I am very excited to become a part of the Paramco team. Their growth strategy of sound acquisitions should enable them to become a driving force within the industry. I look forward to developing the business into one of Paramco's most profitable subsidiaries and operating it under our intended new name of Paramco Credit Solutions Group, Inc."

Based on Mr. Pfeffer's previous experience in the industry, Alliance Capital Group, has negotiated an agreement with one of the premier credit card collection companies in the U.S. to purchase uncollected credit card debt from many of the major credit card companies.

Douglas G. Gregg, Chairman and CEO of Paramco Financial Group, stated, "This strategic acquisition allows Paramco Financial Group the unique opportunity to capitalize on the unprecedented levels of uncollected credit card debt in the United States. Past-due credit card balances measure in the billions of dollars and the related collections industry continues to grow. Our business plan is to actively pursue acquisitions, such as this one, that will fit our new corporate direction - becoming a premier financial services holding company that utilizes the latest in technology."

About Paramco Financial Group

Paramco Financial Group, founded in 1996, is a financial services holding company that specializes in the development and placement of commercial equipment leasing transactions and in assisting its clients with their capital formation needs. In 2001, Paramco began a major vertical expansion effort to enter into the residential and commercial mortgage industry, the mortgage warehouse lending business and the business of real estate investments through Paramco Mortgage Corporation and Paramco Investments, Inc. Paramco Mortgage Corporation intends to be involved in residential and commercial mortgage financing. It is further intended that Paramco Investments will be structured to meet the statutory requirements for qualification as a REIT and be involved in both the ownership and finance of real estate.
For further information about Paramco Financial Group, Inc., please visit http://www.paramco.net.

A number of statements referenced in this Release, and any other interviews that have been made, are forward-looking statements, which are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, and within the meaning of Section 27A of the Securities Act of 1933 and Section 21B of the Exchange Act of 1934. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumption of future events or performance are not statements of historical fact and may be "forward-looking statements." Forward-looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Forward-looking statements in this actions may be identified through the use of words such as "expects," "will," "anticipates," "estimates," "believes," or statements indicating certain actions "may, "could," or "might," occur. Such statements reflect the current views of the company's management with respect to future events and are subject to certain assumptions, including those described in this release. These forward-looking statements involve a number of risks and uncertainties, including the timely development and market acceptance of products, services, and technologies, competitive market conditions, successful closing of acquisition transactions and their subsequent integration, the ability to secure additional sources of financing, the ability to reduce operating expenses, and other factors described in the Company's filings with the Securities and Exchange Commission. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. The Company does not undertake any responsibility to update the "forward-looking" statements contained in this news release.




Contact:
     FOCUS Partners LLC
     David Zazoff, 212/752-9445
     PFDE@focuspartners.com